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                                                                     EXHIBIT 11

               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

      Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:


                                                                                       Three Months Ended
                                                                                            March 31,
  (in thousands, except per share amounts)                                            1998            1997
--------------------------------------------------------------------------------------------------------------
NUMERATOR:
Numerator for basic and dilutive earnings per share -- net income available to
common shareholders                                                                $    13,522     $    10,889

DENOMINATOR:
Denominator for basic earnings per share -- weighted average shares                     28,076          27,780

Effect of dilutive securities -- potential conversion of employee stock options            671             463
                                                                                   -----------     -----------

Denominator for diluted earnings per share -- adjusted weighted-average shares
 and assumed conversions                                                                28,747          28,243
                                                                                   ===========     ===========

      Basic earnings per share                                                     $      0.48     $      0.39
                                                                                   ===========     ===========

      Diluted earnings per share                                                   $      0.47     $      0.39
                                                                                   ===========     ===========



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